UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  February 16, 2017

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On February 16, 2017, Social Reality, Inc. (the "Company") held a special meeting of stockholders where two proposals were voted upon and approved. The proposals are described in detail in the Company's definitive proxy statement filed with the Securities and Exchange Commission on January 20, 2017. Of the 7,802,982 shares of Class A common stock outstanding and entitled to vote at the special meeting, 4,678,501 shares (or 60.0%), constituting a quorum, were represented in person or by proxy at the special meeting.  The final vote on the proposals was recorded as follows:

Proposal 1.

To ratify the Company's 2016 Equity Compensation Plan.

“For”	“Against”	“Abstain”	Broker Non-Votes
4,340,730	2,641	335,130	0

Proposal 2.

To approve, for purposes of complying with NASDAQ Listing Rule 5635(d), the issuance of shares of the Company's Class A common stock, together with shares of its Class A common stock underlying Series A Warrants and Series B Warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement dated January 4, 2017 among the Company and the investors named therein, that may be equal to or exceed, including the issuance of the shares of the Company's Class A common stock pursuant to the Securities Purchase Agreement, 20% of its Class A common stock outstanding before the issuance of such warrants, without giving effect to any limitation on the number of shares of the Company's Class A common stock issuable pursuant to such Series A Warrants and Series B Warrants.  Under Nasdaq Marketplace Rule 5635(d), the investors named in the Securities Purchase Agreement were not entitled to vote on the approval of this proposal.

“For”	“Against”	“Abstain”	Broker Non-Votes
3,834,530	741	571,430	271,800

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: February 17, 2017	By:	/s/ JP Hannan
JP Hannan, Chief Financial Officer